PRIVILEGED AND CONFIDENTIAL
---------------------------


                             OBJECTSOFT CORPORATION
                              CONTINENTAL PLAZA III
                              433 HACKENSACK AVENUE
                          HACKENSACK, NEW JERSEY 07601

                                                                    May 1, 2000

Continental Stock Transfer & Trust Company
2 Broadway
New York, New York 10004
Attention: William Seegraber

                  RE: WARRANT AGREEMENT DATED AS OF NOVEMBER 11, 1996
                      -----------------------------------------------

Dear Mr. Seegraber:

         As of the date hereof, each of the Redeemable Class A Common Stock Purchase Warrants (the "Warrants") of ObjectSoft Corporation, a Delaware corporation (the "Company") represents the right of the holder thereof to purchase, at the Exercise Price of $6.50, one-sixth of one share of the Company's Common Stock. Please be advised that the Company's board of directors has resolved that it is in the best interests of the Company to increase to one share the amount of Common Stock which a holder may acquire upon exercise of each Warrant.

         Therefore, the Company desires to amend the warrant agreement dated as of November 11, 1996, between the Company, Continental Stock Transfer & Trust Company and Renaissance Financial Securities Corporation (the "Warrant Agreement") by increasing to one full share of Common Stock the amount of Common Stock which the registered holder of each Warrant may purchase at the Exercise Price upon exercise of such Warrant; provided, however, that the increased amount of shares will not be issuable until the Securities and Exchange Commission declares effective a registration statement with respect to the additional shares issuable as a result of this amendment. Except with respect to this increase, the provisions of the Warrant Agreement shall remain unaltered and in full force and effect and the Exercise Price and the number of shares of Common Stock issuable upon exercise of each Warrant (as amended hereby) shall be subject to adjustment as provided in the Warrant Agreement.

         If the foregoing amendment to the Warrant Agreement is acceptable to you, please so indicate by having your authorized representative sign and return to us the enclosed copy of this letter agreement.

                                                 Very truly yours,

                                                 OBJECTSOFT CORPORATION


                                                 By:    /s/ David E.Y. Sarna
                                                    -------------------------
                                                        David E.Y. Sarna
                                                        Chairman

AGREED AND ACCEPTED THIS 1st
DAY OF MAY, 2000:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY



By:   /s/  Steven Nelson
   ------------------------
       Name: Steven Nelson
       Title: Chairman


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